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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation in the Registration Statements on Forms S-8 (File Nos.33-48030, 33-48348, 33-65472, 33-93224, 333-12325,
333-27011, 333-56179, 333-79549, 333-65664, and 333-65666) and Forms S-3 (File
Nos. 333-37794, 333-49844) of Vertex Pharmaceuticals Incorporated of our report dated February 5, 2002, relating to the consolidated financial statements included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2002